                                                                   Exhibit 3.156

                                     BYLAWS

                                       OF

                               HORSE & RIDER, INC.
                            a California corporation

                                TABLE OF CONTENTS

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ARTICLE I -- Applicability

         Section 1.    Applicability of Bylaws.                        1

ARTICLE II-- Offices

         Section 1.    Principal Offices.                              1

         Section 2.    Change in Location or                           1
                       Number of Offices.

ARTICLE III -- Meetings of Shareholders

         Section 1.    Place of Meetings.                              1

         Section 2.    Annual Meetings.                                1

         Section 3.    Special Meetings.                               2

         Section 4.    Notice of Annual, Special                       2
                       or Adjourned Meetings.

         Section 5.    Record Date                                     4

         Section 6.    Quorum                                          5

         Section 7.    Adjournment                                     5

         Section 8.    Validation of Actions Taken                     5
                       at Defectively Called,
                       Noticed or Held Meetings.

         Section 9.    Voting for Election                             6
                       of Directors.

         Section 10.   Proxies.                                        6

         Section 11.   Action by Written Consent.                      7

ARTICLE IV -- Directors

         Section 1.    Number of Directors.                            8

         Section 2.    Election of Directors.                          8

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         Section 3.    Term of Office.                                 8

         Section 4.    Vacancies.                                      8

         Section 5.    Removal.                                        9

         Section 6.    Resignation.                                    9

         Section 7.    Fees and Compensation.                          9

ARTICLE V - Committees of the Board of Directors.

         Section 1.    Designation of Committees.                     10

         Section 2.    Powers of Committees.                          10

ARTICLE VI -- Meetings of the Board of Directors and Committees
              Thereof.

         Section 1.    Place and Meetings.                            10

         Section 2.    Annual Meetings.                               11

         Section 3.    Other Regular Meetings.                        11

         Section 4.    Special Meetings.                              11

         Section 5.    Notice of Special Meetings.                    11

         Section 6.    Waivers, Consents and Approvals.               11

         Section 7.    Quorum; Action at Meetings.
                       Telephone Meetings.                            12

         Section 8.    Adjournment.                                   12

         Section 9.    Action Without a Meeting.                      12

         Section 10.   Meetings of and Action by
                       Committees.                                    12

ARTICLE VII - Officers

         Section 1.    Officers.                                      12

         Section 2.    Election of Officers.                          13

         Section 3.    Subordinate Officers, Etc.                     13

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         Section 4.    Removal and Resignation.                       13

         Section 5.    Vacancies.                                     13

         Section 6.    Chairman of the Board.                         13

         Section 7.    President.                                     14

         Section 8.    Vice President.                                14

         Section 9.    Secretary.                                     14

         Section 10.   Chief Financial Officer.                       14

ARTICLE VIII - Records and Reports

         Section 1.    Minute Book.                                   15

         Section 2.    Share Register.                                15

         Section 3.    Books and Records of Account.                  15

         Section 4.    Bylaws.                                        15

         Section 5.    Inspection of Records.                         16

         Section 6.    Annual Report to Shareholders.                 16

ARTICLE IX -- Miscellaneous

         Section 1.    Checks, Drafts, Etc.                           16

         Section 2.    Contracts, Etc.-- How Executed.                16

         Section 3.    Certificates of Stock.                         16

         Section 4.    Lost Certificates.                             17

         Section 5.    Representation of Shares of 17
                       Other Corporations.

         Section 6.    Construction and Definitions.                  17

         Section 7.    Indemnification of Corporate
                       Agents; Purchase of Liability
                       Insurance.                                     17

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ARTICLE X -- Corporate Seal

         Section 1.    Corporate Seal.                                19

ARTICLE XI - Fiscal Year

         Section 1.    Fiscal Year.                                   19

ARTICLE XII - Amendments

         Section 1.    Amendments.                                    19

                                     BYLAWS

                                       OF

                               HORSE & RIDER, INC.
                            a California corporation

                                    ARTICLE I

                                  Applicability

            Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

                                   ARTICLE II

                                     Offices

            Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

            Section 2. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.

                                   ARTICLE III

                            Meetings of Shareholders

            Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

            Section 2. Annual Meetings. Annual meetings of the shareholders shall be held by the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

            Section 3. Special Meetings.

            (a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board and the President or by the shareholders upon the request of the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

            (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Boards President, any Vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article III to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

            (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

            Section 4. Notice of Annual, Special or Adjourned Meetings.


            (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

            (b) Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code (the "Code"), (2) an amendment of the Articles of Incorporation under Section 902 of the Code, (3) a reorganization of the Corporation under Section 1201 of the Code, (4) a voluntary dissolution of the Corporation under Section 1900 of the Code, or (5) a distribution in dissolution (other than in accordance with the rights of outstanding preferred shares) under
Section 2007 of the Code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

            (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

            (d) Notice of any meeting of the shareholders shall be given personally, by first class mail, or by telegraph or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

            (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

            Section 5. Record Date.

            (a) The Board of Directors may fix a time in the future as a record date for determination of the shareholders who are (1) entitled to receive notice of any meeting or to vote thereat, (2) entitled to give written consent to any corporate action without a meeting, (3) entitled to receive payment of any dividend or other distribution or allotment of any rights or (4) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 or less than 10 days prior to the date of any meeting of the shareholders, or more than 60 days prior to any other action.

            (b) In the event no record date is fixed:

                  (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

            (c) Notwithstanding any transfer of any shares on the books of the Corporation after the record date, only shareholders of record on the close of business on the record date are entitled to receive notice and to vote, to give written consent, to receive a dividend, distribution or allotment of rights or to exercise rights, as the case may be.

            (d) A determination of shareholders of record entitled to receive notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

            Section 6. Quorum.

            (a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

            (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

            Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

            Section 8. Validation of Actions Taken at Defectively Called, Noticed or Held Meetings.

            (a) The transactions of any meeting of the shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision
(f) of Section 601 of the Code. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            (b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting.

            Section 9. Voting for Election of Directors.

            (a) Except as provided in subdivision (c) of this section, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

            (b) No shareholder of this Corporation shall have any cumulative voting rights.

            (c) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

            (d) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

            Section 10. Proxies.

            (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

            (b) Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this Section 10, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of the death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (4) as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

            (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and
(f) of Section 705 of the Code.

            Section 11. Action by Written Consent.

            (a) Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

            (b) Except for the election of a director by written consent to fill a vacancy on the Board of Directors (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

            (c) Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary of the Corporation shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 4 of this Article III. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the Code, (2) indemnification of agents of the Corporation under Section 317 of the Code, (3) a reorganization of the Corporation under Section 1201 of the Code, or (4) a distribution in dissolution (other than in accordance with the rights of outstanding preferred shares) under Section 2007 of the Code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

            (d) Any shareholder giving a written consent, or his proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                                   ARTICLE IV

                                    Directors

            Section 1. Number of Directors.

            (a) The authorized number of Directors shall be not less than one
(1) nor more than ten (10). The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by an amendment of subdivision (b) of this section adopted by the Board of Directors.

            (b) The exact number of directors shall be three (3) until changed as provided in subdivision (a) of this section.

            (c) The maximum or minimum authorized number of directors may only be changed by an amendment of this Section 1 or of the Articles of Incorporation approved by the vote or written consent of a majority of the outstanding shares entitled to vote.

            Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.

            Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected and qualified.

            Section 4. Vacancies.

            (a) A vacancy on the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

            (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office,
(2) the affirmative vote of the majority of the directors then in office at a meeting held pursuant to notice or waivers of notice or (3) by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

            (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

            Section 5. Removal.

            (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

            (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, if the Corporation's Articles of Incorporation provide that the shareholders of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the shareholders of such class or series.

            (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

            (d) A director may not be removed prior to the expiration of his term of office except as provided in this section and except as ordered by the superior court of the proper county at the suit of shareholders of at least 10 percent of the outstanding shares of any class.

            Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

            Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

                                    ARTICLE V

                      Committees of the Board of Directors

            Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (a) one or more committees, each consisting of two or more directors and (b) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

            Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

            (a) The approval of any action for which the Code also requires any action by the shareholders;

            (b) The filling of vacancies on the Board or in any committee thereof;

            (c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

            (d) The amendment or repeal of these Bylaws or the adoption of new bylaws;

            (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

            (f) A distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range determined by the Board of Directors; or

            (g) The designation of other committees of the Board or the appointment of members or alternate members thereof.

                                   ARTICLE VI

                       Meetings of the Board of Directors
                             and Committees Thereof

            Section 1. Place and Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

            Section 2. Annual Meeting. Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

            Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

            Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors of the Corporation. Notice shall be given of any special meeting of the Board.

            Section 5. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid, addressed to each director at that director's address as shown on the records of the Corporation. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. Notice of any special meeting of the Board of Directors need not specify the purpose thereof.

            Section 6. Waivers, Consents and Approvals. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Section 7. Quorum; Action at Meetings; Telephone Meetings.

            (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

            (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

            (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

            Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

            Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

            Section 10. Meetings of and Action by Committees. The provisions of this Article VI apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

                                   ARTICLE VII

                                    Officers

            Section 1. Officers. The Corporation shall have as officers, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article VII. One person may hold two or more offices.

            Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article VII, shall be chosen by the Board of Directors.

            Section 3. Subordinate Officers. Etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

            Section 4. Removal and Resignation.

            (a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

            (b) Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or the Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

            Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

            Section 6. Chairman of the Board. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws and, if there is no President, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article VII.

            Section 7. President. Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

            Section 8. Vice President. In the event of the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

            Section 9. Secretary.

            (a) The Secretary shall keep or cause to be kept (1) the minute book, and (2) the share register of the Corporation.

            (b) The Secretary, an assistant secretary, or if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.

            Section 10. Chief Financial Officer.

            (a) The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

            (b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the

Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

                                  ARTICLE VIII

                               Records and Reports

            Section 1. Minute Book. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

            Section 2. Share Register. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

            Section 3. Books and Records of Account. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

            Section 4. Bylaws. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the Bylaws as amended to date.

            Section 5. Inspection of Records. The shareholders and directors of the Corporation shall have all of the rights to inspect the books and records of the Corporation that are specified in Sections 213 and 1600 through 1602 of the Code.

            Section 6. Annual Report to Shareholders. So long as the Corporation has fewer than 100 holders of record of its shares, the annual report to the shareholders described in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as it sees fit.

                                   ARTICLE IX

                                  Miscellaneous

            Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

            Section 2. Contracts, Etc. - How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

            Section 3. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

            Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

            Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President, or by any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

            Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these Bylaws.

            Section 7. Indemnification of Corporate Agents; Purchase of Liability Insurance.

            (a) Subject only to the express limitations of the Corporation's Articles of Incorporation and Sections 204 and 317 of the Code, as the same may from time to time be amended, (i) the Corporation shall indemnify each of its directors and officers from and against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was a director or officer of the Corporation; and (ii) the Corporation may indemnify any other agent of the Corporation with respect to such proceedings if and to the extent the Board of Directors so determines by resolution.

            (b) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, enter into indemnification agreements with its agents on the terms and conditions determined by the Board of Directors, subject to those limitations upon the Corporation's capacity to indemnify its agents set forth in the Corporation's Articles of Incorporation and Sections 204 and 317 of the Code, as the same may from time to time be amended.

            (c) Subject to the provisions of subdivision,(i) of Section 317 of the Code, as the same may from time to time be amended, the Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 7.

            (d) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, advance expenses incurred by an agent in defending any proceeding prior to the final disposition of such proceeding, subject to the provisions of subdivision (f) of Section 317 of the Code, as the same may from time to time be amended.

            (e) This Section 7 shall not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may be an agent, as defined in subdivision (f) hereof.

            (f) For purposes of this Section 7, "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and "expenses" includes, without limitation, attorneys fees and any expenses of establishing a right to indemnification under subdivisions (d) or (e)(3) of Section 317 of the Code.

                                    ARTICLE X

                                 Corporate Seal

            Section 1. Corporate Seal. The Corporation shall have no seal.

                                   ARTICLE XI

                                   Fiscal Year

            Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday nearest the last day of March of each year.

                                   ARTICLE XII

                                   Amendments

            Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the approval of an affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors. Notwithstanding the preceding sentence, the adoption of a bylaw (a) specifying or changing a fixed number of directors or the minimum or maximum number of directors, or (b) changing from a variable to a fixed board or vice versa may only be adopted by the approval of an affirmative vote of a majority of the outstanding shares, subject to the provisions of Section 1 of Article IV of these Bylaws.

                                                                        ADDENDUM

                               HORSE & RIDER, INC.

                            UNANIMOUS WRITTEN ACTION
                            OF THE BOARD OF DIRECTORS

Effective this 10th day of June, 1996, the undersigned, being all of the directors of Horse & Rider, Inc., a corporation organized under the laws of the State of California (the "Corporation"), hereby unanimously adopt the resolution set forth below:

      RESOLVED, that Article - IV Section 1.(b) ("Number of Directors"), of the Bylaws of the Corporation be amended as follows:

            "(b) The exact number of directors shall be one (1) until changed as provided in subdivision (a) of this section."


/s/ David C. Cox                             /s/ James J. Viera
---------------------------                  ---------------------------
David C. Cox                                 James J. Viera